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                                                                 EXHIBIT 16.1

                   [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]





November 25, 1998



Mr. James Connor
Chief Financial Officer
Rockwell Medical Technologies, Inc.
28025 Oakland Oaks
Wixom, MI 48393


Dear Mr. Connor:

This is to confirm that the client-auditor relationship between Rockwell Medical Technologies, Inc. (Commission File No. 000-23-661) and PricewaterhouseCoopers LLP has ceased.


Very truly yours,



/s/ PricewaterhouseCoopers LLP